                                                                   EXHIBIT 23(b)

                      CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 6,500,000 Class A Common Shares and 500,000 Class B Common Shares pertaining to the American Greetings Corporation 1997 Equity and Performance Incentive Plan (as amended June 22, 2001) of our report dated March 27, 2001, with respect to the consolidated financial statements and schedule of American Greetings Corporation included in its Annual Report (Form 10-K) for the year ended February 28, 2001, filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young LLP


Cleveland, Ohio
July 17, 2001